UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 11, 2005

Date of report (date of earliest event reported)

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 278-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 11, 2005, SAFLINK Corporation issued a press release announcing its financial results for the three and six months ended June 30, 2005. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The attached press release presents certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization and impairment of intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies. Reconciliation between SAFLINK’s GAAP measures and its non-GAAP measures is provided in the press release.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of SAFLINK Corporation dated August 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

Dated: August 11, 2005	By:	/s/ JON C. ENGMAN
	Name:	Jon C. Engman
	Title:	Chief Financial Officer

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